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                               CONSENT AND WAIVER

                  This CONSENT AND WAIVER, dated as of February 1, 2002 (this "Agreement") is made by and among Warnaco Inc., a Delaware corporation ("Warnaco Inc."), Warner's (U.K.) Ltd., a corporation organized and existing under the laws of the United Kingdom ("Warner's U.K.") and Warnaco (HK) Ltd., a corporation organized and existing under the laws of Barbados ("Warnaco HK" and, together with Warnaco Inc. and Warner's U.K., the "Sellers"), and Luen Thai Overseas Limited, a corporation organized and existing under the laws of Bahamas (the "Purchaser" and, together with the Sellers hereinafter, the "Parties"). Capitalized terms used herein shall have the respective meanings assigned thereto in the Sale Agreement (as defined below).

                  WHEREAS, the Parties have entered into a Stock and Asset Sale Agreement, dated as of December 21, 2001, for the transfer to the Purchaser of
(i) the Shares owned by Warnaco HK in the Transferred Subs, and (ii) the Acquired Assets owned by the Sellers (the "Sale Agreement"); and

                  WHEREAS, the Parties have agreed to amend the Sale Agreement as provided for herein.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Consent and Waiver: (a) In accordance with 'SS'9.7 of the Sale Agreement, the Parties hereby agree that:

                  (i) the Acquired Assets shall not include any accounts receivable/payable accrued up to the Closing Date between (A) Warnaco HK and (B) each of the Transferred Subs;

                  (ii) Within ninety (90) days after the Closing Date, the Purchaser shall (x) pay to Warnaco HK an amount representing the balance of all accounts payable accrued up to the Closing Date (such amount, the "Shatou Accounts Payable") due from Warnaco HK to Panyu GJM Shatou Manufacturing Ltd. ("GJM Shatou"); provided, that Warnaco HK shall, upon receipt of the Shatou Accounts Payable from the Purchaser, promptly pay such amount to GJM Shatou, or (y) to the extent practicable, pay the Shatou Accounts Payable directly to GJM Shatou on behalf of Warnaco HK and in full satisfaction of Warnaco HK's obligation to GJM Shatou. As of January 5, 2002, the amount of all accounts payable due from Warnaco HK to GJM Shatou was $2,216,349;

                  (iii) All amounts owed by GJM (HK) Manufacturing Ltd., GJM Lanka Manufacturing (Private) Ltd. and GJM (Philippines) Manufacturing Inc. to Warnaco HK shall be waived and no payment of such amounts shall be made; and




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                  (iv) All payments under this Agreement shall be made by wire transfer of immediately available funds to such account as shall be designated by each Party to the other Party from time to time, and, subject to the other provisions of this Agreement, shall be net of all bank administrative charges, taxes, duties and other levies required to be deducted or withheld under applicable law.

         (b) All other provisions of the Sale Agreement shall remain in full force and effect and shall be unaffected by this Agreement.

2. Amendment; Modification. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by the Parties.

3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                            [SIGNATURE PAGE FOLLOWS]

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                  IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

                                         WARNACO INC.

                                         By: /s/ Stanley P. Silverstein
                                             --------------------------
                                         Name: Stanley P. Silverstein
                                         Title:  Vice President

                                         WARNER'S (U.K.) LTD.

                                         By: /s/ Stanley P. Silverstein
                                             --------------------------
                                         Name: Stanley P. Silverstein
                                         Title: Director

                                         WARNACO (HK) LTD.

                                         By: /s/ Stanley P. Silverstein
                                             --------------------------
                                         Name: Stanley P. Silverstein
                                         Title: Director and Secretary

                                         LUEN THAI OVERSEAS LIMITED

                                         By: /s/ Sunny Tan
                                             -------------------------
                                         Name:  Henry Tan
                                         Title:  President


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